Exhibit 8.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]

January 29, 2016

American Chartered Bancorp, Inc.

20 North Martingale Road

Schaumburg, Illinois 60173

Ladies and Gentlemen:

We have acted as counsel to American Chartered Bancorp, Inc., an Illinois corporation (“American Chartered”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 20, 2015 (as amended and supplemented through the date hereof, the “Merger Agreement”), by and between MB Financial, Inc., a Maryland Corporation (“MB Financial”), and American Chartered.  Pursuant to the Merger Agreement, at the Effective Time, (i) American Chartered will merge with and into MB Financial with MB Financial surviving (the “Merger”), and (ii) all of the shares of common stock and preferred stock of American Chartered (“American Chartered Stock”) shall be converted into the right to receive Merger Consideration or Preferred Stock Merger Consideration (as applicable), and shall automatically be cancelled and shall cease to exist.  At your request, and in connection with the filing of the Form S-4 (including the proxy statement/prospectus forming a part thereof, as amended and supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In providing our opinion, we have examined the Merger Agreement, the Registration Statement and the other documents described therein (in each case, as amended and supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the factual statements concerning the transaction and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct, (iii) the factual statements and representations made by MB Financial and American Chartered in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) MB Financial, American Chartered and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below.  If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above.  Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform MB Financial of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz